Exhibit 99.1
Press Release
For Release at 4:30pm EST August 11, 2008

Investor Contact:	George Gresham, CFO
(702) 855-3005

Media Contact:	Adria Greenberg
Sommerfield Communications, Inc.
(212) 255-8386
Global Cash Access Announces Second Quarter 2008 Financial Results
Revenue of $166.8 million, Diluted EPS from Continuing Operations of $0.11 and Diluted Cash EPS of $0.17
(Las Vegas, NV — August 11, 2008 — NYSE:GCA) — Global Cash Access Holdings, Inc. (“GCA” or the “Company”) today announced preliminary, unaudited financial results for the quarter ended June 30, 2008.
Summary Results
For the quarter ended June 30, 2008, revenues were $166.8 million, an increase of 11% over the $150.8 million in revenues recorded in the same quarter last year. Operating income was $20.6 million and income from continuing operations was $8.5 million in the second quarter of 2008. Operating income and income from continuing operations in the prior year equivalent quarter were $23.7 million and $9.3 million, respectively.
The Company’s results for the quarter include the operations of Certegy Gaming Services, Inc. beginning April 1, 2008.
The Company also previously announced the closing of the acquisition of Cash Systems, Inc. effective August 7, 2008.
“We are quite pleased with these results” said Scott Betts, President and Chief Executive Officer of GCA. “Despite the significant weakness in the gaming sector, our strategy is yielding growth on the top line and resilience on the bottom line. Our strong financial position and emphasis on execution has allowed us to make two important acquisitions that we believe will continue to drive growth in this tough market. Additionally, we are making investments in operational improvements and product innovation with the objective of providing our customers with new and better products and positioning the Company to compete in markets around the globe.”
Forward Looking Statements
In consideration of the closing of the acquisition of Cash Systems, Inc., the Company reported that it expects full-year revenues in 2008 to be between $682 and $690 million. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) are expected to be between $92 and $97 million. Diluted earnings per share from continuing operations are expected to be between $0.39 and $0.42 per share.
The foregoing expectations reflect the following assumptions:
•	An effective tax rate for the full year of approximately 40%;

•	Cash outlays for capital expenditures to approximate those amounts disbursed in 2007;

•	Diluted shares of approximately 77,000,000; and

•
The acquisition of Cash Systems, Inc. is expected to contribute $41 to $44 million in revenue to 2008 assuming an accounting effective close date of August 1, 2008. Further, the acquisition is anticipated to be neutral to slightly accretive to EBITDA during 2008 and to add approximately $7 million to $9 million to EBITDA in 2009.

Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA and Cash Earnings Per Share from Continuing Operations (“Cash EPS”) on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, (a) our belief that our recent acquisitions will drive growth; (b) our expectation that our effective tax rate for the full year 2008 will be approximately 40%; (c) our expectation that cash outlays for capital expenditures to approximate those amounts disbursed in 2007; (d) our assumption that there are approximately 77,000,000 diluted shares issued; and (e) our belief that EBITDA, and Cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing is helpful to investors.
Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) unexpected events that may impact our ability to drive growth; (b) with respect to our expectation that our effective tax rate will be approximately 40% for the full year 2008 (i) incurrence of expenses that are not deductible for tax purposes, (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (c) unexpected events that may require capital expenditures to materially differ from those amounts disbursed in 2007; and (d) inaccuracies in our assumptions as to the financial measurers that investors use or the manner in which such financial measurers may be used by such investors.
The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) and our quarterly reports on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.
About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access Holdings, Inc. is a holding company whose principal asset is the stock of Global Cash Access, Inc., a leading provider of cash access systems and related marketing services to the gaming industry. For more information, please visit the Company’s Web site at www.globalcashaccess.com.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(amounts in thousands, except per share)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES:
Cash advance	$81,829	$79,702	$155,218	$157,114
ATM	71,036	61,093	130,808	121,859
Check services	10,835	7,492	18,515	14,843
Central Credit and other revenues	3,108	2,510	5,752	5,158

Total revenues	166,808	150,797	310,293	298,974

Cost of revenues (exclusive of depreciation and amortization)	(122,158)	(107,824)	(225,532)	(213,559)
Operating expenses	(20,812)	(16,456)	(39,451)	(33,803)
Amortization	(1,230)	(1,305)	(2,592)	(2,587)
Depreciation	(1,981)	(1,527)	(3,837)	(2,957)

OPERATING INCOME	20,627	23,685	38,881	46,068

INTEREST INCOME (EXPENSE), NET
Interest income	505	1,011	1,447	1,898
Interest expense	(7,556)	(9,710)	(15,220)	(19,353)

Total interest income (expense), net	(7,051)	(8,699)	(13,773)	(17,455)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION AND MINORITY OWNERSHIP LOSS	13,576	14,986	25,108	28,613
INCOME TAX PROVISION	(5,160)	(5,742)	(10,591)	(10,847)

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY OWNERSHIP LOSS	8,416	9,244	14,517	17,766
MINORITY OWNERSHIP LOSS, NET OF TAX	40	59	87	123

INCOME FROM CONTINUING OPERATIONS	8,456	9,303	14,604	17,889
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	240	(735)	(4,163)	(1,421)

NET INCOME	8,696	8,568	10,441	16,468

Foreign currency translation, net of tax	2,424	475	2,338	531

COMPREHENSIVE INCOME	$11,120	$9,043	$12,779	$16,999

Basic net income (loss) per share of common stock:
Continuing operations	$0.11	$0.11	$0.19	$0.22

Discontinued operations	$0.00	$(0.01)	$(0.05)	$(0.02)

Basic net income per share of common stock	$0.11	$0.10	$0.14	$0.20

Diluted net income (loss) per share of common stock:
Continuing operations	$0.11	$0.11	$0.19	$0.22

Discontinued operations	$0.00	$(0.01)	$(0.05)	$(0.02)

Diluted net income per share of common stock	$0.11	$0.10	$0.14	$0.20

Weighted average number of common shares outstanding
Basic	76,702	81,752	76,840	81,758
Diluted	76,703	82,084	76,841	82,026
See notes to unaudited condensed consolidated financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Data

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	%	2008	2007	%

Aggregate dollar amount processed (in billions):
Cash advance	$1.6	$1.6	0%	$3.1	$3.2	(3)%
ATM	$3.8	$3.4	12%	$7.1	$6.8	4%
Check warranty	$0.4	$0.3	33%	$0.7	$0.7	0%

Number of transactions completed (in millions):
Cash advance	3.0	2.9	3%	5.7	5.7	0%
ATM	21.1	17.2	23%	39.2	34.3	14%
Check warranty	1.6	1.3	23%	2.9	2.6	12%

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Diluted Cash Earnings Per Share from Continuing Operations to Diluted Earnings Per Share from
Continuing Operations, and Operating Income to EBITDA
(amounts in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 31,		June 31,
	2008	2007	2008	2007

Reconciliation of Income from Continuing Operations to Diluted Cash Earning Per Share from Continuing Operations
Income from Continuing Operations	$8,456	$9,303	$14,604	$17,889
Plus:
Deferred tax amortization related to acquired goodwill	4,342	4,757	9,722	8,662

Cash Earnings	$12,798	$14,060	$24,326	$26,551

Diluted Cash Earnings Per Share from Continuing Operations	$0.17	$0.17	$0.32	$0.32

Reconciliation of Operating Income to EBITDA
Operating Income	$20,627	$23,685	$38,881	$46,068
Amortization	1,230	1,305	2,592	2,587
Depreciation	1,981	1,527	3,837	2,957

EBITDA	$23,838	$26,517	$45,310	$51,612

Weighted average number of common shares outstanding
Diluted	76,703	82,084	76,841	82,026